Infrastructure and Energy Alternatives, Inc. Announces Pricing of Common Stock Offering

INDIANAPOLIS, IN – February 4, 2021 – Infrastructure and Energy Alternatives, Inc. (NASDAQ: IEA) (“IEA”), a leading infrastructure services company focused on renewable energy and transportation infrastructure, today announced the pricing of its previously announced underwritten offering of 8,000,000 shares of common stock by Infrastructure and Energy Alternatives, LLC (the “Selling Stockholder”), an affiliate of funds managed by Oaktree Capital Management, L.P., at a price to the public of $16.75 per share (before underwriting discounts and commissions). Total gross proceeds to the Selling Stockholder will be approximately $134.0 million. In addition, the Selling Stockholder has granted the underwriters a 30-day option to purchase up to an additional 853,283 shares of common stock at the public offering price, less underwriting discounts and commissions.

IEA is not selling any shares of common stock and will not receive any proceeds from this offering.

Guggenheim Securities is acting as the sole book-running manager for the offering. Stifel and D.A. Davidson & Co. are acting as co-managers. The offering is being made by the Selling Stockholder by means of a prospectus and related prospectus supplement, copies of which may be obtained from Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, NY 10017, by telephone at (212) 518-9658, or by email at GSEquityProspectusDelivery@guggeinheimpartners.com. An electronic copy of the prospectus and related prospectus supplement is available from the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

A registration statement relating to the shares of common stock being sold in this offering has been filed with, and declared effective by, the U.S. Securities and Exchange Commission.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About IEA

Infrastructure and Energy Alternatives, Inc. is a leading infrastructure services company focused on renewable energy and transportation infrastructure. Headquartered in Indianapolis, Indiana, with operations throughout the country, IEA operates through two segments: Renewables and Specialty Civil. The Company’s Renewables segment provides engineering, procurement and construction (“EPC”) services to the wind energy and solar energy industries. The Company’s Specialty Civil segment provides EPC services to the rail industry, state and local governments as well as other customers and environmental remediation services to the utility and other industries. For more information, please visit IEA’s website at www.iea.net or follow IEA on Facebook, LinkedIn and Twitter for the latest IEA news and events.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “seek,” “target,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact, regarding the offering, plans, objectives and beliefs of management are forward-looking statements. These forward-looking statements are based on information available as of the date hereof, and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct. Forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts:

Peter J. Moerbeek	Kimberly Esterkin
Chief Financial Officer	ADDO Investor Relations
pete.moerbeek@iea.net	iea@addoir.com
765-828-2568	310-829-5400